UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 7, 2011

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
            (Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Salary Increases

On February 7, 2011, Metropolitan Health Networks, Inc.’s (the “Company”) Board of Directors (the “Board”), upon the recommendation of the Company’s Compensation Committee (the “Committee”), fixed the 2011 base salaries of its President and Chief Operating Officer, its Chief Executive Officer, its Chief Financial Officer and its General Counsel.  The following table sets forth the 2011 base salary of each Applicable Officer:

Name and Title	2011 Base Salary	Percentage Increase Over 2010 Base Salary
Jose A. Guethon, M.D. President and Chief Operating Officer	$371,000	7.20%
Michael Earley Chief Executive Officer	$405,000	4.85%
Roberto J. Sabo Chief Financial Officer	$288,000	3.60%
Roberto L. Palenzuela General Counsel and Secretary	$240,000	3.56%

The 2011 base salary will be effective retroactive to January 1, 2011.

2011 Annual Bonus Plan

On February 7, 2011, upon the recommendation of the Committee of the Board of the Company, the Board established the target bonus amounts and the performance criteria applicable to the Company's 2011 bonus plan for certain executive officers and key management employees (the “Bonus Plan”).

The Bonus Plan is a performance-based, cash incentive plan designed to promote the interests of the Company and its shareholders by providing employees with financial rewards upon achievement of specified individual and team business objectives, as well as helping the Company attract and retain key employees.

In addition to other participants, each of the Company’s Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer and General Counsel are eligible to participate in the Bonus Plan (the “Applicable Executive Officers”) subject to his employment with the Company as of December 31, 2011.

The Bonus Plan focuses not only on the Company’s earnings, but also on achievement of other goals and objectives of the Company.  Under the Bonus Plan, the goals and objectives are framed in the following five pillars:  People, Service, Quality, Finance and Growth. For each Applicable Executive Officer, each goal and objective is weighted and the cumulative weighting of the goals and objectives within each pillar are indicated below:

Pillar	Weighting Percentage
People	5%
Service	10%
Quality	10%
Finance	50%
Growth	20%

The foregoing percentages add up to a total of 95%, with the remaining 5% being reserved for the Chief Executive Officer’s recommendation and the Committee’s consideration.

Pursuant to the Bonus Plan, each goal and objective is scored on a scale of 1-to-5 (with 3 being the target goal).

The Finance pillar is the pillar with the highest weighted percentage and the sole performance goal within such pillar is the Company’s income before income taxes for the year ending December 31, 2011 (“2011 IBIT”).

To score the results for an Applicable Executive Officer, the points earned for each goal are multiplied by the weighting percentage for that goal.  The resulting numbers are added together for all of the goals, producing a number between 0 and 5.  The bonus earned is then calculated based on the following scale:

Score	Percent of Target Bonus
1	0%
2	30%
3	100%
4	150%
5	200%

For any bonus to be paid to an Applicable Executive Officer under the Bonus Plan, the Applicable Executive Officer must score a number higher than a “1” (the “Threshold Goal”).  Provided the Threshold Goal is satisfied, the Executive Officers shall receive some level of bonus.

Each Executive Officer is entitled to receive a bonus (the “Target Bonus”) equal to the percentage of their respective base salary set forth below.

Title	Percentage of Base Salary at Target
Chief Executive Officer	70%
Chief Financial Officer	50%
President and Chief Operating Officer	50%
General Counsel	40%

Bonus percentages are scaled ratably between whole digit scores.  By way of example, if the Chief Financial Officer scores a combined 3.18 for all goals, the total percentage of the Target Bonus would be 100% plus 9% (.18 times 150-100 = 9) or 109%.  The bonus award would be 109% of the Target Bonus, which in the case of the Chief Financial Officer is 50% of his salary.

Bonuses under the Bonus Plan are anticipated to be paid once the Company completes the audit of its financial statements for the fiscal year ending December 31, 2011.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1	Summary Description of 2011 Bonus Plan for Certain Executive Officers and Key Management Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 16, 2011

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel